EXHIBIT 10.1.1

COMMITMENT INCREASE AGREEMENT

AND

FIRST AMENDMENT TO CREDIT AGREEMENT

This COMMITMENT INCREASE AGREEMENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of October 20, 2015, is entered into by and among (1) SYNAPTICS INCORPORATED, a Delaware corporation (the “Borrower”); (2) the Lenders (as defined in the Credit Agreement referred to below); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent with respect to the following:

A.The Borrower, Administrative Agent, the Swingline Lender, the Issuing Lender and the Lenders have previously entered into that certain Credit Agreement, dated as of September 30, 2014 (as in effect prior to the date hereof, the “Existing Credit Agreement” and as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, including, but not limited to, by this Agreement, the “Credit Agreement”).  Capitalized terms are used in this Agreement as defined in the Credit Agreement, unless otherwise defined herein.

B.The Borrower has elected to increase the Revolving Credit Commitments pursuant to Section 5.13 of the Existing Credit Agreement and each Lender has agreed to increase its Revolving Credit Commitment as set forth in Section 2 below.

C.In addition, the Borrower has requested certain amendments to the Existing Credit Agreement as set forth below.

D.The Administrative Agent and the Lenders are willing to grant such requests on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Effectiveness.  The effectiveness of the provisions of Section 2 and Section 3 of this Agreement is subject to the satisfaction of the conditions described in Section 4 of this Agreement.

2.Increase Option.

(a)The Borrower hereby requests that the Revolving Credit Commitments be increased in the aggregate amount of $100,000,000 pursuant to Section 5.13(a) of the Existing Credit Agreement and the Borrower proposes that the Increased Amount Date for the increase contemplated in this Agreement be the Agreement Effective Date (as defined in Section 4 below).

(b)On the terms and subject to the conditions of this Agreement, in furtherance of the Borrower’s request to increase the Revolving Credit Commitments in the aggregate amount of $100,000,000 pursuant to Section 5.13(a) of the Existing Credit Agreement, as of the Agreement Effective Date:

(i)Wells Fargo hereby increases its Revolving Credit Commitment by $10,000,000 (thereby increasing Wells Fargo’s Revolving Credit Commitment as of the Agreement Effective Date to a total of $60,000,000), and

(ii)MUFG Union Bank, N.A. hereby increases its Revolving Credit Commitment by $14,000,000 (thereby increasing MUFG Union Bank, N.A.’s Revolving Credit Commitment as of the Agreement Effective Date to a total of $39,000,000), and

(iii)HSBC Bank USA, N.A. hereby increases its Revolving Credit Commitment by $14,000,000 (thereby increasing HSBC Bank USA, N.A.’s Revolving Credit Commitment as of the Agreement Effective Date to a total of $39,000,000), and

(iv)BMO Harris Bank, N.A. hereby increases its Revolving Credit Commitment by $14,000,000 (thereby increasing BMA Harris Bank, N.A.’s Revolving Credit Commitment as of the Agreement Effective Date to a total of $39,000,000), and

(v)U.S. Bank National Association hereby increases its Revolving Credit Commitment by $24,000,000 (thereby increasing U.S. Bank National Association’s Revolving Credit Commitment as of the Agreement Effective Date to a total of $39,000,000), and

(vi)Bank of America, N.A. hereby increases its Revolving Credit Commitment by $24,000,000 (thereby increasing Bank of America, N.A.’s Revolving Credit Commitment as of the Agreement Effective Date to a total of $34,000,000).

(c)The parties hereto acknowledge and agree that (i) the Revolving Credit Facility (after giving effect to the increase described in this Section 2) shall mature on the Revolving Credit Maturity Date and shall otherwise bear interest and be entitled to fees (after giving effect to the amendment described in Section 3(a) below and other than upfront fees) at the same rate applicable to the existing Revolving Credit Loans and shall be subject to the same terms and conditions as the existing Revolving Credit Loans, (ii) the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the Increased Amount Date among the Revolving Credit Lenders in accordance with their revised Revolving Credit Commitment Percentages (and the Lenders agree to make all payments and adjustments necessary to effect such reallocation), (iii) the Borrower shall pay any and all  costs required pursuant to Section 5.9 of the Credit Agreement in connection with the reallocation described in clause (ii) above as if such reallocation were a repayment, (iv) this Agreement shall constitute a “Lender Joinder Agreement” for purposes of the Credit Agreement and (v) the Lenders hereby waive the requirement in Section 5.13(a) of the Existing Credit Agreement that the request made by the Borrower in Section 2(a) above be delivered not less than 5 Business Days prior to the Increased Amount Date.

The agreements of the Lenders under this Agreement are several and not joint.

3.Agreement.  On the terms and subject to the conditions of this Agreement, as of the Agreement Effective Date:

(a)The Applicable Margin with respect to the Commitment Fee in the definition of “Applicable Margin” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee
I	Less than 0.50 to 1.00	0.20%

II	Greater than or equal to 0.50 to 1.00, but less than 1.00 to 1.00	0.20%
III	Greater than or equal to 1.00 to 1.00, but less than 1.50 to 1.00	0.25%
IV	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	0.30%
V	Greater than or equal to 2.00 to 1.00	0.35%

For the avoidance of doubt, the Applicable Margin for Base Rate Loans and LIBOR Rate Loans remains unchanged.

(b)The definition of “LIBOR Rate” in Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following sentence to the end thereof

“Notwithstanding the foregoing, if the LIBOR Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

(c)The definition of “Base Rate” in Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, if the Base Rate shall be less than 1%, the Base Rate shall be deemed to be 1% for purposes of this Agreement.”

(d)The first proviso set forth in Section 5.13(a) of the Existing Credit Agreement is hereby amended by replacing the phrase “the total aggregate principal amount for all such Incremental Loan Commitments shall not (as of any date of Incurrence thereof) exceed $100,000,000” with the phrase “the total aggregate principal amount for all such Incremental Loan Commitments after October 20, 2015 shall not (as of any date of Incurrence thereof) exceed $100,000,000.”

4.Conditions Precedent to the Effectiveness of this Agreement.  The effectiveness of the provisions of Section 2 and Section 3 of this Agreement is conditioned upon, and such provisions shall not be effective until, satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “Agreement Effective Date”):

(a)The Administrative Agent shall have received, on behalf of the Lenders, this Agreement, duly executed and delivered by the Borrower, the Administrative Agent, the Lenders and each Credit Party.

(b)The Administrative Agent shall have received amended and restated Revolving Credit Notes for each Lender that has requested the same, duly executed and delivered by the Borrower in favor of each such Lender (the “Amended and Restated Notes”).

(c)The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated the Agreement Effective Date, certifying that (A) copies of the articles or certificate of incorporation or formation (or equivalent), as applicable of each Credit Party and the bylaws or other governing document of each Credit Party delivered to the Administrative Agent on the Closing Date are still in each case true, correct and complete copies thereof (or if there have been any amendments or modifications thereto, attaching the same), (B) attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of the Borrower authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the Amended and Restated Notes and (C) the conditions set forth in Section 4(g) and Section 4(h) below are satisfied.

(d)The Administrative Agent shall have received, on behalf of the Lenders, an Officer’s Compliance Certificate, dated the Agreement Effective Date, demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower is in compliance with the financial covenants set forth in Section 9.15 of the Credit Agreement based on the financial statements most recently delivered pursuant to Section 8.1(b) of the Credit Agreement both before and after giving effect (on a Pro Forma Basis) to the increase in the Revolving Credit Commitments set forth in Section 2 (with such increase being deemed fully funded).

(e)The Administrative Agent shall have received a written opinion from Jones Day, special counsel to the Borrower and each other Credit Party, dated the Agreement Effective Date, covering such customary legal matters as the Administrative Agent may reasonably request.

(f)All fees and expenses required to be paid to the Arranger, the Administrative Agent (including the reasonable and documented fees, charges and disbursements of external counsel for the Administrative Agent) and the Lenders on or prior to the Agreement Effective Date (including all fees payable pursuant to any engagement or fee letter) shall have been paid.

(g)The representations and warranties set forth in this Agreement shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty must be true in all respects) as of the Agreement Effective Date.

(h)As of the Agreement Effective Date, no Event of Default exists or shall occur as a result of the transactions contemplated by this Agreement.

5.Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to amend the Existing Credit Agreement in the manner provided in this Agreement, the Borrower represents and warrants to the Administrative Agent and each Lender as follows:

(a)Authorization; Enforceability.  The Borrower has the right, power and authority and has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement, the Amended and Restated Notes and the Existing Credit Agreement as amended by this Agreement and each other Credit Party has the right, power and authority and has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement.  Each of this Agreement, the Amended and Restated Notes and the Credit Agreement has been duly executed and delivered by the duly authorized officers of each Credit Party that is a party thereto, and each document constitutes the legal, valid and binding obligation against such Credit Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies and requirements of reasonableness, good faith and fair dealing.

(b)Compliance of Agreement.  The execution and delivery by the Borrower and each Credit Party of this Agreement, the execution and delivery by the Borrower of the Amended and

Restated Notes and the performance by each Credit Party of this Agreement and the performance by the Borrower of each of this Agreement, the Credit Agreement and the Amended and Restated Notes do not (a) require any Governmental Approval that has not been obtained or violate any Applicable Law relating to any Credit Party where the failure to obtain such Governmental Approval or such violation would reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens.

(c)Representations and Warranties in the Credit Agreement.  The Borrower confirms that as of the Agreement Effective Date and after giving effect to this Agreement, (i) the representations and warranties contained in Article VII of the Credit Agreement are true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, and correct in all respects, on the Agreement Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date) and (ii) no Default or Event of Default exists and is continuing.

6.Miscellaneous.

(a)Reference to and Effect on the Existing Credit Agreement and the other Loan Documents.

(i)Except as specifically amended by this Agreement and the documents executed and delivered in connection herewith, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower in all respects.  In furtherance of the foregoing, the Borrower hereby affirms and confirms its pledge, grant and other agreements under each Security Document (including its grants of security interests thereunder).  The Existing Credit Agreement (as amended by this Agreement) and each of the other Loan Documents, taken together, constitute and contain the entire agreement of the Borrower, the Lenders and the Administrative Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof and thereof.

(ii)The execution and delivery of this Agreement and performance of the Credit Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under, the Existing Credit Agreement or any of the other Loan Documents.

(iii)Upon the conditions precedent set forth herein being satisfied, this Agreement shall be construed as one with the Existing Credit Agreement, and the Existing Credit Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Agreement.

(iv)If there is any conflict between the terms and provisions of this Agreement and the terms and provisions of the Credit Agreement or any other Loan Document, the terms and provisions of this Agreement shall govern.

(b)Expenses.  The Borrower acknowledges that all reasonable costs and expenses of the Administrative Agent incurred in connection with this Agreement will be paid by the Borrower in accordance with Section 12.3 of the Existing Credit Agreement.

(c)Headings.  Section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

(d)Counterparts.  This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.  Transmission by telecopier (or by email of a PDF or similar electronic image file) of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

(e)Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.Loan Documents.  This Agreement is a Loan Document as defined in the Credit Agreement, and the provisions of the Credit Agreement generally applicable to Loan Documents are applicable hereto and incorporated herein by this reference.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SYNAPTICS INCORPORATED,
a Delaware corporation

By: /s/ Wajid Ali

Name: Wajid Ali

Title: Senior Vice President and Chief Financial Officer

[Signature Page to Commitment Increase Agreement and First Amendment to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By: /s/ Karen Byler

Name: Karen Byler

Title: Senior Vice President

[Signature Page to Commitment Increase Agreement and First Amendment to Credit Agreement]

MUFG UNION BANK, N.A.,
as a Lender

By: /s/ Lillian Kim

Name: Lillian Kim

Title: Director

[Signature Page to Commitment Increase Agreement and First Amendment to Credit Agreement]

HSBC BANK USA, N.A.,
as a Lender

By: /s/ Mario De Lecce

Name: Mario De Lecce

Title: Vice President Relationship Manager

[Signature Page to Commitment Increase Agreement and First Amendment to Credit Agreement]

BMO HARRIS BANK, N.A.,
as a Lender

By: /s/ Michael Kus

Name: Michael Kus

Title: Managing Director

[Signature Page to Commitment Increase Agreement and First Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Dan Stevens

Name: Dan Stevens

Title: Vice President

[Signature Page to Commitment Increase Agreement and First Amendment to Credit Agreement]

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Karina Skuggedal

Name: Karina Skuggedal

Title: Vice President

[Signature Page to Commitment Increase Agreement and First Amendment to Credit Agreement]

The undersigned hereby acknowledges (a) that it expects to realize substantial direct and indirect benefits as a result of this Agreement  and (b) it has received and reviewed the terms and conditions hereof.  The undersigned hereby, to the extent it is a party to any Security Document or the Subsidiary Guaranty Agreement, (i) affirms and confirms its guarantee, pledge, grant and other agreements under each such Security Document (including its grants of security interests under the Security Documents) and the Subsidiary Guaranty Agreement and (ii) agrees that, notwithstanding the effectiveness of this Agreement or any other transactions contemplated hereby, each Security Document, the Subsidiary Guaranty Agreement and all guarantees, pledges, grants and other agreements thereunder shall continue to be in full force and effect in respect of, and to secure, the Secured Obligations.

SYNAPTICS INTERNATIONAL, INC.

By: /s/ John McFarland

Name: John McFarland

Title:  Senior Vice President

[Signature Page to Commitment Increase Agreement and First Amendment to Credit Agreement]